Exhibit 99.2

RF MONOLITHICS, INC.

CERTIFICATE PURSUANT TO SECTION 906
OF SARBANES – OXLEY ACT OF 2002

The undersigned, Harley E Barnes III, Chief Financial Officer of RF Monolithics, Inc. (the “Company”), DOES HEREBY CERTIFY that:

1.
The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2002 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 13th day of January 2003.

/s/ Harley E Barnes III
Name: Harley E Barnes III Title: Chief Financial Officer